SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                     TRAVELERS PROPERTY CASUALTY CORP.
           (Exact Name of Registrant as Specified in Its Charter)


          Connecticut                                       06-1008174
(State of Incorporation or Organization)                 (I.R.S. Employer
                                                         Identification no.)

     One Tower Square, Hartford, Connecticut                        06183
      (Address of Principal Executive Offices)                    (Zip Code)


If this form relates to the registration             If this form relates to the registration
of a class of securities pursuant to                 of a class of securities pursuant to
Section 12(b) of the Exchange Act                    Section 12(g) of the Exchange Act
and is effective upon filing pursuant                and is effective upon filing pursuant
to General Instruction A.(c), please                 to General Instruction A.(d), please
check the following box.  [X]                        check the following box.  [  ]


Securities Act registration statement file number to which this form relates: not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:


 Title of Each Class                         Name of Each Exchange on Which
 to be so Registered                         Each Class is to be Registered

Class B Common Stock, par value $0.01          New York Stock Exchange

Series A Junior Participating Preferred
Stock, par value $0.01 per share
(rights to purchase such stock are
attached to the common stock)

Securities to be registered pursuant to Section 12(g) of the Act:

None.



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Item 1.  Description of Registrant's Securities to be Registered

                  A description of the securities to be registered hereunder is set forth under "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-82388), filed under the Securities Act of 1933, as amended (the "Act"), including any form of prospectus contained therein filed on March 22, 2002, pursuant to Rule 424(b) under the Act, which description is incorporated herein by reference.

Item 2.  Exhibits

1.       Restated Certificate of Incorporation of the Registrant (filed as
         Exhibit 3.1.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2002) (File No. 1-31266)

2. Amendment to Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1.2 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2002) (File No. 1-31266)

3.       Amended and Restated Bylaws of the Registrant (filed as Exhibit
         3.2 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2002) (File No. 1-31266)

4. Rights Agreement, dated as of March 21, 2002, between the Registrant and EquiServe Trust Company, N.A. (filed as Exhibit 4.1 to the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2002) (File No. 1-31266)

5.       Form of Specimen Certificate for the Registrant's Class B Common Stock.

6. Form of Class B Rights Certificate (included as Exhibit C to Exhibit 4 herein).





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                                     2

                                 SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  July 25, 2002


                                            TRAVELERS PROPERTY CASUALTY CORP.


                                            By: /s/ James M. Michener
                                               ---------------------------------
                                               Name:  James M. Michener
                                               Title: General Counsel